Exhibit 99.1

MTM Technologies Announces Second Quarter Fiscal 2007 Results

•	Quarterly revenue of $67.7 million, up 44% from prior year
•	Service revenue of $17 million, up 12% from prior year
•	Restructured acquired businesses into national sales and service organizations

STAMFORD, CT – November 13, 2006 - MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced financial results for its second fiscal quarter ended September 30, 2006.

Francis J. Alfano, Chief Executive Officer, said "During the quarter we completed the implementation of our national sales and services organizations, eliminated the regional structure that we inherited from our acquisitions, and completed our previously announced head count reduction. These changes reduced our annual recurring overhead costs by approximately $5 million. We successfully moved to a national operating model that includes a national sales force of 160 sales professionals and related subject matter experts, a national services organization of 450 technical professionals, and an integrated managed services offering including remote management, monitoring and professional services. In addition, we made substantial progress in the consolidation of our own back office information and communication systems which will drive productivity and efficiency. As a result of these actions in the quarter we incurred compensation related and other restructuring charges of $2.9 million.”

Overall we are disappointed by our financial performance in the second quarter. Our restructuring activities not only resulted in certain one time charges, but also created an overall distraction from the business resulting in lower than previously projected quarterly revenue. We believe that with our lower expense structure, national operating model, and the addition of a seasoned Chief Financial Officer driving further process improvements, that the Company is now well positioned for growth and improving EBITDA profitability. With our implemented national services organization and our national services infrastructure including our managed services platform we are focused on building our high margin services business.”

Second Quarter 2007 Results

Some client highlights during the second quarter include:

•
Signing a multi-year managed service contract with a regional bank. We have been a long term IT solution partner to this bank providing managed services including desk-side and server infrastructure support to their approximately 3,600 employees.

•	Winning for the third year the LA County Cisco SmartNet engagement.
•	Expanding our alliance with Harris County, Texas Sheriff’s Department. We provide access solutions addressing the County’s explosive growth and expanding IT needs.
•	Being selected by a large consumer goods business to provide managed services including critical support services for their Symantec environment.

Net revenues for the second fiscal quarter ended September 30, 2006 were $67.7 million, an increase of 44% as compared to the prior fiscal year’s second quarter, with growth in both product and service revenue. The increase in net revenues from the prior year resulted primarily from the acquisition of NEXL, Inc. on December 1, 2005.

Gross margin for the second fiscal quarter ended September 30, 2006 was 20%, as compared with 23% for the prior fiscal year’s second quarter. Product gross margin of 14% was consistent with the prior year’s quarter, while service gross margin of 36% was down from the prior year’s 43%.

EBITDA for the second fiscal quarter ended September 30, 2006 was negative $6.8 million, including $4.3 million for restructuring and other one time charges and $370,000 for additional share-based compensation expense. EBITDA, net of restructuring and one-time charges, would have been negative $2.2 million. EBITDA for the prior year’s second fiscal quarter was $704,000.

Net loss attributable to common shareholders for the second fiscal quarter ended September 30, 2006 was $11.6 million, or $0.99 per share, as compared with a loss of $833,000, or $0.11 per share, for the prior year’s second fiscal quarter.

Financial Outlook

The Company continues to expect that annual revenue for fiscal year 2007 will be in the range of $300 million, with service revenue representing about 23% to 25% of total revenue. From a profitability perspective, the Company currently anticipates that it will return to at least break even EBITDA in the third fiscal quarter, with further improvement dependent on the growth in revenue. This financial outlook replaces any previous financial guidance.

Conference Call Details

In conjunction with this announcement, MTM Technologies will host a conference call on November 14, 2006, at 9:00 a.m. (EST) to discuss the company's financial results and outlook. To access this call, dial 800-819-9193 (domestic) or 913-981-4991 (international). Additionally, a live web cast of the conference call will be available on the "Investor Relations" page on the Company's web site www.mtm.com.

A replay of this conference call will be available from 12:00 p.m. EST on Tuesday, November 14, 2006 through midnight EST on Thursday, December 14, 2006 at 888-203-1112 (domestic) or 719-451-0820 (international). The replay pass code is 6965542. An archived web cast of this conference call will also be available on the "Investor Relations" page of the Company's web site, www.mtm.com.

Non-GAAP Financial Measures

MTM Technologies believes that EBITDA, which is not a recognized measure for financial presentation under United States generally accepted accounting principles (“GAAP”), provides investors and management with a useful supplemental measure of its operating performance by excluding the impact of interest, taxes, depreciation, and amortization. A table reconciling net loss calculated in accordance with GAAP to EBITDA is included in the financial statements in this release. EBITDA does not have any standardized definition and is therefore unlikely to be comparable to similar measures presented by other reporting companies.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization. In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services. For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in MTM Technologies’ expectations or future events.

For more information, contact: Timothy Dolan Senior Managing Director Integrated Corporate Relations, Inc. 203-682-8200 timothy.dolan@ircinc.com	J.W. (Jay) Braukman, III Chief Financial Officer MTM Technologies, Inc. 203-975-3000 inverstorrelations@mtm.com

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
In thousands, except share data)

	September 30, 2006	March 31, 2006
	(Unaudited)
ASSETS

Current assets:
Cash	$9,512	$18,154
Accounts receivable - trade, net of allowances of $1,246 and $977, respectively	48,295	48,930
Inventories	1,287	3,762
Prepaid expenses and other current assets	6,153	4,740
Total current assets	65,247	75,586

Property and equipment, net	17,521	15,942
Goodwill	68,602	67,134
Identified intangible assets, net of amortization	5,191	6,574
Other assets	1,999	1,017
TOTAL ASSETS	$158,560	$166,253

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Secured revolving credit facilities	$18,004	$14,916
Inventory financing agreements	4,727	5,641
Current portion of promissory notes	-	667
Accounts payable and accrued expenses	42,492	37,727
Deferred revenue	5,795	5,370
Current portion of capital lease obligations	585	561
Total current liabilities	71,603	64,882

Secured promissory note	23,227	22,947
Non-current portion of capital lease obligations	706	1,011
Other long-term liabilities	3,078	695
Total liabilities	98,614	89,535

Shareholders’ equity:
Series A preferred stock, $.001 par value; 31,000,000 shares authorized; 20,024,832 shares issued and outstanding	49,883	49,883
Common stock, $.001 par value; authorized 80,000,000; issued and outstanding 11,739,826 and 11,490,537 shares, respectively	12	12
Additional paid-in capital	54,399	54,121
Accumulated deficit	(44,348)	(27,298)
Total shareholders’ equity	59,946	76,718
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$158,560	$166,253

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (1)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
Net revenues:
Products	$50,727	$31,814	$108,409	$66,820
Services	16,997	15,225	34,546	29,779
Total net revenues	67,724	47,039	142,955	96,599
Costs and expenses:
Cost of products sold	43,519	27,371	92,849	57,377
Cost of services provided	10,893	8,734	21,689	17,426
Selling, general and administrative expenses	19,048	11,467	36,834	23,932
Restructuring	2,928	-	4,539	-
Stock-based compensation cost	468	23	917	49
Total costs and expenses	76,856	47,595	156,828	98,784
Loss from operations	(9,132)	(556)	(13,873)	(2,185)
Interest and other expenses, net	(1,323)	(277)	(2,639)	(3,713)
Loss before income tax provision	(10,455)	(833)	(16,512)	(5,898)
Provision for income taxes	208	-	538	-
Net loss	$(10,663)	$(833)	$(17,050)	$(5,898)
Preferred stock dividend	(915)	-	(1,323)	-
Net loss available to common shareholders	$(11,578)	$(833)	$(18,373)	$(5,898)
Net loss per common share:
Basic and Diluted	$(0.99)	$(0.11)	$(1.58)	$(0.79)

Weighted average number of common shares outstanding:
Basic and Diluted	11,686	7,503	11,618	7,450

(1)  Information for fiscal year 2005 has been restated

MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
EBITDA Reconciliation (1)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(in thousands)	2006	2005	2006	2005
EBITDA	$(6,839)	$704	$(9,404)	$232
Depreciation and amortization	2,315	1,260	4,534	2,417
Interest expense (a)	1,301	277	2,574	3,713
Income taxes	208	-	538	-
Net loss	$(10,663)	$(833)	$(17,050)	$(5,898)

(1)  Information for fiscal year 2005 has been restated